Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of WesBanco, Inc. of our reports dated March 4, 2005, with respect to the consolidated financial statements of WesBanco, Inc., WesBanco, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of WesBanco, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

Form S-3 relating to WesBanco, Inc.’s Dividend Reinvestment and Stock Purchase Plan (No. 333-06467)

Form S-3 relating to WesBanco, Inc.’s Dividend Reinvestment and Stock Purchase Plan (No. 333-82852)

Form S-8 relating to the Western Ohio Financial Corporation 1995 Stock Option and Incentive Plan and the Western Ohio Financial Corporation 1998 Omnibus Incentive Plan (No. 333-119304)

Form S-8 relating to the Winton Financial Corporation Stock Option and Incentive Plan, Winton Financial Corporation 1999 Stock Option and Incentive Plan, and Winton Financial Corporation 2003 Stock Option and Incentive Plan (No. 333-121887)

Form S-8 relating to WesBanco, Inc.’s KSOP (No. 333-109777)

Form S-8 relating to WesBanco Inc.’s Key Executive Incentive Bonus and Option Plan (No. 333-107736)

/s/ ERNST & YOUNG LLP

March 15, 2005

Pittsburgh, Pennsylvania